Exhibit 99.1

For more information:	Dennis Barber, investors (713) 497-3042
Pat Hammond, media, (713) 497-7723

For immediate release:	September 24, 2006

Reliant Energy Announces Agreement to Create Credit-Enhanced Retail Structure

HOUSTON – Reliant Energy announced today that it has entered into an agreement with Merrill Lynch to create a new credit-enhanced retail structure.

Under the terms of the agreement, Merrill Lynch will guarantee the supply purchases and related transactions of Reliant’s retail business. As a consequence, Reliant will no longer be required to post collateral for its retail supply purchases. In addition, Merrill Lynch will provide a credit facility to finance some of the working capital needs of the retail business.

“This agreement is an innovative and simple solution to reduce liquidity requirements and substantially eliminate collateral postings for the retail business,” said Joel Staff, Reliant Energy’s chairman and chief executive officer. “Through this arrangement, Reliant will significantly improve the flexibility of its retail business and is now in position to substantially surpass the $1 billion collateral reduction target that we set at the beginning of the year.”

When the transaction closes, Reliant expects substantially all of the collateral it has posted in connection with its retail business to be returned over a period of several weeks, which should result in a gross debt reduction of approximately $500 million.

The transaction, which is contingent on the receipt of consents from certain of the company’s bondholders and meeting the closing conditions, which include a series of financing activities related to its bank credit facilities, is expected to close in the fourth quarter of 2006.

Reliant Energy, Inc. (NYSE: RRI) based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the United States. In Texas, the company provides service to approximately 1.9 million retail electricity customers, including residential, small business and commercial, industrial, governmental and institutional customers. Reliant also serves commercial, industrial, governmental and institutional customers in the PJM (Pennsylvania, New Jersey and Maryland) market.

The company is one of the largest independent power producers in the nation with approximately 16,000 megawatts of power generation capacity across the United States. These strategically located generating assets utilize natural gas, fuel oil and coal. For more information, visit http://www.reliant.com/corporate.

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Forward-looking statements are statements that contain projections, estimates and assumptions about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements.  These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results.  In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook”, “effort”, “target” and other similar words.  However, the absence of these words does not mean that the statements are not forward-looking. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission, including “Risk Factors” discussed in our most recent Annual Report on Form 10-K, Item 1A. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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